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                                                                     Exhibit 4.1

            INDENTURE, dated as of January 28, 1997 between CFP Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), CFP Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called "CFP Group" or the "Parent Guarantor"), Custom Food Products, Inc., a corporation duly organized and existing under the laws of the State of California (herein called "Custom Foods"), QF Acquisition Corp., a corporation duly organized under the laws of the State of Delaware (herein called "Quality Foods", and together with Custom Foods and each of the future subsidiaries of the Company herein called the "Subsidiary Guarantors") and United States Trust Company of New York, a bank and trust company duly organized and existing under the laws of New York, trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

            The Company has duly authorized the creation of and issue of 11 5/8% Senior Guaranteed Notes Due 2004 (herein called the "Initial Securities"), and 11 5/8% Series B Senior Guaranteed Notes Due 2004 (the "Exchange Securities" and, together with the Initial Securities, the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

            Each of CFP Group, Custom Foods and Quality Foods has duly authorized its guarantee of the Securities, and to provide therefor each of them has duly authorized the execution and delivery of this Indenture.

            Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

            All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, Custom Foods and Quality Foods, each in accordance with their respective terms.

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            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

            SECTION 101. Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

            (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

            (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            Certain terms, used principally in Article Two, Eight, Ten and Twelve are defined in that Article.

            "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.

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            "Acquisition" means the acquisition by Quality Foods of all of the
Capital Stock of the general partners of, and substantially all of the partnership interests in, Quality Foods, L.P., a Delaware limited partnership, on December 31, 1996.

            "Act", when used with respect to any Holder, has the meaning specified in Section 105.

            "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any executive officer or director of any such specified Person or other Person, or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction or similar arrangement) (collectively, a "transfer") by the Company or any Restricted Subsidiary other than in the ordinary course of business, whether in a single transaction or a series of related transactions, other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions does not exceed $250,000 and in all transactions during any 12-month period does not exceed $1,000,000. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of this Indenture described in Article Eight,
(ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provisions of this Indenture, (iii) representing obsolete or permanently retired equipment and facilities or (iv) to an Unrestricted Subsidiary, if permitted under Section 1011.

            "Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of the years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

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            "Bank Credit Agreement" means the credit agreement dated as of
December 30, 1996 among the Company, the Banks and NationsBank, N.A., as agent, as such agreement may be amended, restated, supplemented, refinanced or otherwise modified from time to time.

            "Banks" means the banks and other financial institutions that from time to time are lenders under the Bank Credit Agreement.

            "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Bridge Securities" means the $25,000,000 of subordinated bridge notes issued by the Company on December 31, 1996.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

            "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity interest (however designated) and any rights (other than debt securities convertible into capital stock), warrants or options exercisable or exchangeable for or convertible into such capital stock, whether now outstanding or issued after the Closing date.

            "Capitalized Lease Obligation" means, with respect to any Person, an obligation incurred or assumed in the ordinary course of business under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

            "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; and (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the

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laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's.

            "CFP Group" means the Person named as such in the first paragraph of this Indenture, the parent company of the Company, and its successors.

            "Change in Control" means the occurrence of any of the following events:

                  (a) Prior to an Initial Public Offering, Atlantic Equity
            Partners, L.P. and/or its Affiliates shall cease to beneficially own and control (x) at least 66 2/3% of the shares of Capital Stock (excluding the redeemable preferred stock owned by Atlantic Equity Partners, L.P. and its Affiliates) of CFP Group (as such number of shares may be adjusted to take into account stock splits, reverse stock splits, dividends payable in shares of Capital Stock and similar transactions) beneficially owned and controlled by such Persons as of the Closing Date and (y) a majority of the issued and outstanding Voting Stock of CFP Group;

                  (b) any "person" or "group" (as such terms are used in
            Sections 13(d) and 14 (d) of the Exchange Act), other than Atlantic Equity Partners, L.P., its Affiliates and/or management employees of CFP Group or any of its Subsidiaries is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of CFP Group;

                  (c) CFP Group, either individually or in conjunction with one or more of its subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or such subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties of CFP Group and its subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of such subsidiaries, to any Person (other than the Company or a Restricted Subsidiary);

                  (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of CFP Group (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of CFP Group was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of CFP Group then in office; or

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                  (e) CFP Group or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, (other than as a result of a merger of the Company into CFP Group or CFP Group into the Company).

            "Closing Date" means the date on which the Securities are originally issued under this Indenture.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

            "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

            "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interest" basis attributable to any period prior to the date of combination and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income

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                                        7


could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise.

            "Consolidated EBITDA" means, for any period, the sum of, without duplication, (a) Consolidated Adjusted Net Income for such period, plus (b) Fixed Charges for such period, plus (c) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, plus (d) the aggregate depreciation, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period), to the extent deducted in computing Consolidated Adjusted Net Income, plus (e) any other non-cash charges reducing Consolidated Adjusted Net Income for such period, and minus non-cash credits increasing Consolidated Adjusted Net Income for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business.

            "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 114 West 47th Street, New York, NY 10036, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate trust and agency business shall be conducted.

            "corporation" includes corporations, associations, companies and business trusts.

            "Custom Foods" means the Person named as such in the first paragraph of this Indenture, a wholly-owned Subsidiary of the Company, and its successors.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Defaulted Interest" has the meaning specified in Section 309.

            "Depositary" means The Depository Trust Company, its nominees and successors.

            "Disinterested Directors" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does

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not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

            "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities, (ii) is redeemable at the option of the holder thereof, at any time prior to such final Stated Maturity or (iii) at the option of the holder thereof is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

            "Distribution" means a cash distribution on the Capital Stock of the Company in an amount not to exceed $17,250,000 in order to permit CFP Group to make a cash distribution of up to $16,000,000 on the Class A Common Stock of CFP Group and to effect redemption of an aggregate of up to $1,250,000 of the outstanding redeemable preferred stock of CFP Group.

            "Equity Offering" means an underwritten primary offering of common stock (which is Qualified Stock) of CFP Group.

            "Event of Default" has the meaning specified in Section 501.

            "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

            "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

            "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

            "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall not contain terms with respect to the interest rate step-up provision and transfer restrictions) that are issued and exchanged for the Initial Securities pursuant to the Registration Right Agreement and this Indenture.

            "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

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                                        9

            "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

            "First Atlantic" means First Atlantic Capital, Ltd.

            "Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA for such period to Fixed Charges for such period.

            "Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs and (v) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and its Restricted Subsidiaries), computed on a tax effected basis, plus (c) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries or secured by a lien on the assets of the Company or any of its Restricted Subsidiaries; provided, however, that Fixed Charges will not include any gain or loss from extinguishment of debt, including the write-off of debt issuance costs.

            "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

            "Guarantees" means the Subsidiary Guarantees and the Parent
Guarantee.

            "Guarantors" means the Subsidiary Guarantors and the Parent
Guarantor.

            "Hedging Obligations" means the obligations of any Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

            "Holder" means a Person in whose name a Security is registered in the Security Register.

            "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of

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                                       10


such Person evidenced by bonds, debentures, notes or other similar instruments,
(c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (e) the attributable value of every Capitalized Lease Obligation and Sale and Leaseback Transaction of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends, (g) all obligations of such Person under or in respect of Hedging Obligations and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liabilities for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition.

            "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Securities, including the Guarantors to pay principal of (and premium, if any) and interest on the Securities when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee (including all amounts due to the Trustee under Section 606 hereof) and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

            "Initial Public Offering" means a public offering of the common stock of CFP Group that first results in the common stock of CFP Group becoming listed for trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market.

            "Initial Securities" has the meaning stated in the first recital of this Indenture.

            "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

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                                       11


            "Investment" means, (i) directly or indirectly (whether by means of a cash payment or otherwise), any advance, loan (including, without limitation, by way of guarantee or other similar arrangement) or other extension of credit or capital contribution to, the purchase of any stock, bonds, notes, debentures or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or making of any investment in any Person,
(ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (iii) the transfer of any assets or properties from the Company or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business. Investments will exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

            "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

            "Management Fees" means management fees not in excess of $600,000 in any single fiscal year plus reimbursement of actual out-of-pocket expenses.

            "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of any bona fide direct costs incurred in connection with such Asset Sale, including, without limitation, (i) taxes reasonably estimated to be actually payable in connection with such Asset Sale,
(ii) payment of liabilities relating to assets sold at the time of, or within 30 days after the date of such Asset Sale, (iii) payment of the outstanding amount of, premium or penalty, if any, and interest on any Indebtedness (other than under the Bank Credit Agreement) that is secured by a lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iv) reasonable and customary fees, commissions,

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                                       12


expenses and other costs paid by the Company or any of its Subsidiaries to any Person (other than an Affiliate of the Company) in connection with such Asset Sale.

            "Non-U.S. Person" means a Person that is not a "U.S. Person" as defined in Regulation S.

            "Offering" means the offering of 11 5/8% Senior Guaranteed Notes Due 2004 by the Company.

            "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

            "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

            (c) Securities, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

            (d) Securities which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

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                                       13


provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

            "Parent Guarantee" means the unconditional guarantee by the Parent Guarantor pursuant to Article Thirteen.

            "Parent Guarantor" means CFP Group.

            "Paying Agent" means United States Trust Company of New York and any successor (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

            "Permitted Investments" means any of the following:

                  (a) Investments in (i) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; (iii) any shares of money market mutual or similar funds having assets in excess of $500,000,000; and (iv) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having a rating (A) from Moody's of at least P-1 or (B) from S&P of at least A-1;

                  (b) Investments by the Company or any Restricted Subsidiary in
            another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

                  (c) Investments by the Company or any Restricted Subsidiary in
            any one of the other of them;

                  (d) Investments in property or assets to be used in any line of business in which the Company or any Restricted Subsidiary is engaged on the Closing Date;

                  (e) Investments in existence on the Closing Date;

                  (f) promissory notes received as a result of Asset Sales
            permitted under Section 1013; and

                  (g) other Investments that do not exceed $1,000,000 at any time outstanding.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

            "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

            "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

            "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

            "Quality Foods" means the Person named as such in the first paragraph of this Indenture, a wholly-owned Subsidiary of the Company, and its successors.

            "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

            "Registrar" means United States Trust Company of New York and any successor authorized by the Company to act as Registrar.

            "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Initial Purchasers named therein, dated as of January 28, 1997 relating to the Securities.

            "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

            "Regular Record Date" for the interest payable on any Interest Payment Date means the June 30 or December 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

            "Regulation S" means Regulation S under the Securities Act.

            "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which a Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

            "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Initial Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

            "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "Significant Subsidiary" means any Restricted Subsidiary of the Company that together with its subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Subsidiaries or (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (c) was organized or acquired since the end of such fiscal year and would have been a Significant Subsidiary if it had been owned during such fiscal year.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, and its successors.

            "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

            "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

            "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Securities or the Subsidiary Guarantees issued by such Subsidiary Guarantor, as the case may be.

            "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company.

            "Subsidiary Guarantee" means with respect to each Subsidiary Guarantor, the unconditional guarantee by such Subsidiary Guarantor, pursuant to Article Thirteen.

            "Subsidiary Guarantors" means Custom Foods and Quality Foods and any future Subsidiaries which guarantee the Securities pursuant to Article Thirteen hereof.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with Section 1018 and (b) any subsidiary of an Unrestricted Subsidiary.

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

            SECTION 102. Compliance Certificates and Opinions.

            Upon any application or request by the Company and the Guarantors to the Trustee to take any action under any provision of this Indenture, the Company and the Guarantors shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

            (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            SECTION 103. Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company and/or the Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company and/or the Guarantors stating that the information with respect to such factual matters is in the possession of the Company and/or the Guarantors, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            SECTION 104. Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such

Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

            (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

            (d) If the Company or any Guarantor shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or any such Guarantor (as the case may be), may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or any such Guarantor (as the case may be) shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company and/or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.

            SECTION 105. Notices, etc., to Trustee, Company.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (a) the Trustee by any Holder, the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing or mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration Division, or sent by facsimile to the Trustee at (212) 852-1626 (with receipt confirmed by telephone); or

            (b) the Company by the Trustee, any Holder or any Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 1117 West Olympic Boulevard, P.O. Box 1027, Montebello, California 90640, Attention: Chief Financial Officer, or sent by facsimile to the Company at (213) 727-0412 (with receipt confirmed by telephone), or at any other address or facsimile number previously furnished in writing to the Trustee by the Company; or

            (c) any Guarantor by the Company, any other Guarantor, the Trustee or any Holder shall be sufficient for any purpose hereunder (unless otherwise herein expressly provided) if in writing, and mailed, first class postage prepaid, to such Guarantor addressed to it at 1117 West Olympic Boulevard, P.O. Box 1027, Montebello, California 90640, Attention:
      Chief Financial Officer, or sent by facsimile to such Guarantor at (213) 727-0412 (with receipt confirmed by telephone), or at any other address or facsimile number previously furnished in writing to the Trustee by such Guarantor.

            SECTION 106. Notice to Holders; Waiver.

            Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

            SECTION 107. Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 108. Successors and Assigns.

            All covenants and agreements in this Indenture by the Company and the Guarantors shall bind its respective successors and assigns, whether so expressed or not.

            SECTION 109. Separability Clause.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 110. Benefits of Indenture.

            Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 111. Governing Law.

            This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

            SECTION 112. Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity with respect to any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity, Change in Control Purchase Date or Asset Sale Purchase Date, as the case may be, to the next succeeding Business Day.

                                   ARTICLE TWO

                                 SECURITY FORMS

            SECTION 201. Forms Generally.

            The Securities and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

            The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

            The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Exhibit A (the "U.S. Global Security") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            Initial Securities offered and sold in reliance on Regulation S shall be issued initially in the form of temporary certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Securities"). The Temporary Offshore Global Securities will be registered in the name of, and held by, a temporary certificate holder designated by NationsBanc Capital Markets, Inc. until the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Securities (the "Offshore Securities Exchange Date"). At any time following the Offshore Securities Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit B hereto, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Securities"), in exchange for the surrender of Temporary Offshore Global Securities of like tenor and amount.

            Initial Securities offered and sold other than as described in the preceding two paragraphs shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities").

            The Temporary Offshore Global Securities, Permanent Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".

            SECTION 202. Restrictive Legends.

            Unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, each certificate representing a Security shall contain a legend substantially to the following effect (the "Private Placement Legend") on the face thereof:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CFP HOLDINGS, INC. ("THE COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,
      (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN

      CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
      (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND
      (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            Each U.S. Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                                  ARTICLE THREE

                                 THE SECURITIES

            SECTION 301. Title and Terms.

            The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $110,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 307, 308, 906, 1012, 1013 or 1108 or pursuant to an Exchange Offer.

            The Initial Securities shall be known and designated as the "11 5/8% Senior Guaranteed Notes Due 2004" and the Exchange Securities shall be known and designated as the "11 5/8% Series B Senior Guaranteed Notes Due 2004"of the Company. Their Stated Maturity shall be January 15, 2004, and they shall bear interest at the rate of 11 5/8% per annum from January 28, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on January 15 and July 15 in each year, commencing July 15, 1997, until the principal thereof is paid or duly provided for, to the Person in whose name the Security (or any predecessor Security) is registered at the close of business on the December 31 or June 30 next preceding such Interest Payment Date.

            The principal of (and premium, if any), and interest on the Securities shall be payable, and the Securities shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes, (which initially shall be the office of the Trustee located at 114 West 47th Street, New York, NY 10036) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided that all payments with respect to the U.S. Global Security, as well as Physical Securities the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date for such payment, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

            The Securities shall be redeemable as provided in Article Eleven.

            SECTION 302. Denominations.

            The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

            SECTION 303. Execution, Authentication, Delivery and Dating.

            The Securities shall be executed on behalf of the Company by its Chairman, its President, a Vice President, its Secretary or an Assistant Secretary. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

            Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Initial Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Initial Securities directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of Securities contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Securities. On Company Order, the Trustee shall authenticate for original issue Exchange Securities in an aggregate principal amount not to exceed $115,000,000; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and a Company Order for the authentication of such securities certifying that all conditions precedent to the issuance have been complied with (including the effectiveness of a registration statement related thereto). In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Initial Securities or Exchange Securities is to be authenticated.

            Each Security shall be dated the date of its authentication.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

            In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

            SECTION 304. Temporary Securities.

            Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            SECTION 305. Registration, Registration of Transfer and Exchange.

            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

            Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

            At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange (including an exchange of Initial Securities for Exchange Securities), the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Initial Securities to be exchanged for the Exchange Securities shall be cancelled by the Trustee.

            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1012, 1013 or 1108 not involving any transfer.

            The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

            Notwithstanding anything to the contrary contained herein, the Trustee shall have no duty whatsoever to monitor Federal or State securities laws other than to collect the certificates required herein.

            SECTION 306. Book-Entry Provisions for U.S. Global Security.

            (a) The U.S. Global Security initially shall (i) be registered in the name of Cede & Co., as nominee of the Depositary, (2) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 202.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the U.S. Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

            (b) Transfers of the U.S. Global Security shall be limited to transfers of such U.S. Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the U.S. Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the

Trustee in writing that it elects to cause the issuance of Securities in the form of Physical Securities hereunder then, upon surrender by the Global Security Holder of its Global Security, Physical Securities will be issued to each Person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related Securities.

            (c) In connection with any transfer of a portion of the beneficial interest in the U.S. Global Security to beneficial owners pursuant to subsection
(b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (d) In connection with the transfer of the entire U.S. Global Security to beneficial owners pursuant to subsection (b) of this Section, the U.S. Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Security, an equal aggregate principal amount of U.S. Physical Securities of authorized denominations.

            (e) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) and paragraph
(f) of Section 307, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Section 202.

            (f) The Holder of the U.S. Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            SECTION 307. Special Transfer Provisions.

            Unless and until (i) an Initial Security is sold under an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or

(7) of Regulation D under the Securities Act) which is not a QIB (excluding Non-U.S. Persons):

            (i) The Registrar shall register the transfer of any Initial Security, whether or not such Initial Security bears the Private Placement Legend, if (x) the requested transfer is at least three years after the original issue date of the Initial Securities or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto.

            (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S.
Persons):

            (i) If the Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Global Securities or Permanent Offshore Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

            (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Global

      Securities or Permanent Offshore Physical Securities, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities, Temporary Offshore Global Securities or Permanent Offshore Physical Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred.

            (c) Transfers by Non-U.S. Persons on or Prior to March 10, 1997. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Security by a Non-U.S. Person on or prior to March 10, 1997:

            (i) The Registrar shall register the transfer of any Initial Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A. Unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

            (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Temporary Offshore Global Security to be transferred, and the Trustee shall cancel the Temporary Offshore Global Security so transferred.

            (d) Transfers by Non-U.S. Persons on or After March 10, 1997. The following provisions shall apply with respect to any transfer of an Initial Security by a Non-U.S. Person on or after March 10, 1997:

            (i) (x) If the Initial Security to be transferred is a Permanent Offshore Physical Security, the Registrar shall register such transfer,
      (y) if the Initial Security to be transferred is a Temporary Offshore Global Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Temporary Offshore Global Security or Permanent Offshore Physical Security to be transferred, and the Trustee shall cancel the Physical Security so transferred.

            (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

            (i) Prior to March 10, 1997, the Registrar shall register any proposed transfer of an Initial Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Global Securities of like tenor and amount.

            (ii) On and after March 10, 1997, the Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Security to be transferred is a Permanent Offshore Physical Security, (x) if the Initial Security to be transferred is a Temporary Offshore Global Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor, (y) if the Initial Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (iii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S.

      Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fifth paragraph of Section 201 or paragraphs (a)(i)(x), (d)(i) or (e)(ii) of this Section 307 exist and the Company directs the Trustee pursuant to an Officers' Certificate to remove such legend or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain as required by law copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            SECTION 308. Mutilated, Destroyed, Lost and Stolen Securities.

            If (i) any mutilated Security is surrendered to the Trustee or the Registrar, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

            Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            SECTION 309. Payment of Interest; Interest Rights Preserved.

            Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at 114 West 47th Street, New York, NY 10036) pursuant to Section 1002 or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto pursuant to 310 as such address appears in the Security Register; provided, that all payments with respect to Global Securities and Physical Securities the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified be the holders thereof.

            Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause
(a) or (b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            If the Company shall be required to pay any additional interest pursuant to the terms of the Registration Rights Agreement, it shall deliver an Officers' Certificate to the Trustee setting forth the new interest rate and the period for which such rate is applicable.

            SECTION 310. Persons Deemed Owners.

            Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 309) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

            SECTION 311. Cancellation.

            All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

            SECTION 312. Computation of Interest.

            Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

            SECTION 401. Satisfaction and Discharge of Indenture.

            This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

            (a) either

                  (i) all the Securities theretofore authenticated and delivered
            (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid as provided in Section 308 and Securities that have been subject to defeasance under Article Twelve have been delivered to the Trustee for cancellation); or

                  (ii) all Securities not theretofore delivered to the Trustee for cancellation

                        (A) have become due and payable,

                        (B) will become due and payable at Stated Maturity
                  within one year, or

                        (C) are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

            and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

            (b) the Company has paid or caused to be paid all sums payable hereunder by the Company; and

            (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause
(a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

            SECTION 402. Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                                    REMEDIES

            SECTION 501. Events of Default.

            "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 30 days;

            (2) default in the payment of the principal of (or premium, if any, on) any Security when due;

            (3) failure to perform or comply with the provisions described in Article Eight;

            (4) default in the performance, or breach, of any covenant or agreement of the Company, any Subsidiary Guarantor or CFP Group contained in this Indenture, any Subsidiary Guarantee or the Parent Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding;

            (5) (i) an event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Indebtedness of the Company or any Restricted Subsidiary, which issue has an aggregate outstanding principal amount of not less than $2,000,000, and such default has resulted in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final Maturity of any such Indebtedness;


            (6) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $2,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

            (7) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under its Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with the Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same has been given
      (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Securities then Outstanding;

            (8) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

            (9) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

            (10) CFP Group fails to own all of the Capital Stock of the Company, unless the Company and CFP Group have been merged.

            SECTION 502. Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default (other than as specified in Section 501 (8) or (9)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may declare the principal of and accrued interest on all of the Outstanding Securities immediately due and payable and, upon any such declaration, such principal and such interest will become due and payable immediately.

            If an Event of Default specified in Section 501 (8) or (9) above occurs and is continuing, then the principal of and accrued interest on all of the Outstanding Securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

            At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if

            (i) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay,

                  (A) all overdue interest on all Securities,

                  (B) all unpaid principal of (and premium, if any, on) any
            Outstanding Securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                  (C) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Securities, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

            (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

            Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 501(5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

            SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

            The Company and each of the Guarantors covenants that if

            (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

            (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company and each Guarantor will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, such Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, such Guarantor or any other obligor upon the Securities, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            SECTION 504. Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities (including the Guarantors) or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of such securities or upon any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

            All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

            SECTION 506. Application of Money Collected.

             Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee under Section 606;

            SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

            THIRD: The balance, if any, to the Person or Persons entitled thereto.

            SECTION 507. Limitation on Suits.

            No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) to be incurred in compliance with such request;

            (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

            SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Security of the principal of (and premium, if any) and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

            SECTION 509. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 510. Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 511. Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            SECTION 512. Control by Holders.

            The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

            (a) such direction shall not be in conflict with any rule of law or with this Indenture,

            (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

            (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

            SECTION 513. Waiver of Past Defaults.

            The Holders of not less than a majority in principal amount of the Outstanding Securities may, on behalf of the Holders of all of the Securities, waive any past defaults hereunder, except a default

            (a) in the payment of the principal of (or premium, if any) or interest on any Security, or

            (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Security Outstanding.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            SECTION 514. Waiver of Stay or Extension Laws.

            The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

            SECTION 601. Notice of Defaults.

            If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Securities in the manner and to the

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                                       49


extent provided in TIA Section 313(c) notice of the Default or Event of Default within five days after the occurrence thereof; provided, however, that, except in the case of a Default or an Event of Default in the payment of principal of (and premium, if any, on) or interest on any Securities, the Trustee may withhold the notice to the Holders of the Securities if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Securities.

            SECTION 602. Certain Rights of Trustee.

            Subject to the provisions of TIA Sections 315(a) through 315(d):

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, pursuant to the terms of this Indenture or otherwise, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order with sufficient detail as may be requested by the Trustee and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate and/or an Opinion of Counsel;

            (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into, and may conclusively rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

            (i) except during the continuance of an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture.

            The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 603. Trustee Not Responsible for Recitals or Issuance of Securities.

            The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities or any Guarantee, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and, upon the effectiveness of the Registration Statement, that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

            SECTION 604. May Hold Securities.

            The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

            SECTION 605. Money Held in Trust.

            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Guarantor, as the case may be.

            SECTION 606. Compensation and Reimbursement.

            The Company agrees:

            (a) to pay to the Trustee (in its capacity as Trustee, Paying Agent and Registrar) from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Company (including this Section 606) and of defending itself against any claim (whether asserted by any Holder or the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and any termination under any bankruptcy law. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or (9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

            The provisions of this Section shall survive the termination of this Indenture.

            SECTION 607. Corporate Trustee Required; Eligibility.

            There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            SECTION 608. Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

            (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

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                                       53


            (d) If at any time:

            (1) the Trustee shall fail to comply with the provisions of TIA
      Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, except when the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

            (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            SECTION 609. Acceptance of Appointment by Successor.

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the retiring Trustee's rights as provided under the last sentence of Section 606. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

            SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

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                                       55


                                  ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

            SECTION 701. Disclosure of Names and Addresses of Holders.

            Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

            SECTION 702. Reports by Trustee.

            Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                                  ARTICLE EIGHT

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

            SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

            The Company shall not, and shall not permit any Restricted Subsidiary to, in a single transaction or series of related transactions, consolidate or merge with or into (other than the consolidation and merger of a Restricted Subsidiary of the Company with another Restricted Subsidiary of the Company or into the Company) (whether or not the Company or such Restricted Subsidiary is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one or more related transactions to, another corporation, Person or entity unless:

            (a) either (i) the Company, in the case of a transaction involving the Company, or such Restricted Subsidiary, in the case of a transaction involving a Restricted Subsidiary, is the surviving corporation or (ii) in the case of a transaction involving the Company, the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

            (b) immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default has occurred and is continuing;

            (c) the Company (or, in the case of a transaction involving the Company, the Surviving Entity if the Company is not the continuing obligor under this Indenture) could, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 1010;

            (d) if the Company is not the continuing obligor under this Indenture, each Subsidiary Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Subsidiary Guarantee applies to the Surviving Entity's obligations under this Indenture and the Securities;

            (e) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1017 are complied with; and

            (f) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture;

provided, however, that any sale, transfer or disposition of all of the Capital Stock, or all or substantially all of the assets, of a Subsidiary Guarantor will not be restricted by the foregoing provisions but will be governed by the provisions described under Article Thirteen.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            SECTION 802. Successor Substituted.

            Upon any consolidation of the Company with or merger of the Company with or into any other corporation in which the Company is not the continuing obligor under this Indenture, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any Surviving Entity which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

            SECTION 803. Securities to Be Secured in Certain Events.

            If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any conveyance, lease or transfer of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1014 without equally and ratably securing the Securities, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such property or assets, secure the Securities Outstanding (together with, if the Company shall so determine any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Securities) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or will cause such Securities to be so secured.

                                  ARTICLE NINE

                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                                 AND GUARANTEES

            SECTION 901. Without Consent of Holders.

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                                       58


            Without the consent of any Holders, the Company and any affected Guarantor, each when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Securities or any Guarantee without the consent of any Holder of a Security:

            (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

            (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

            (c) to add any additional Events of Default; or

            (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

            (e) to cure any ambiguity or mistake, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

            (f) to secure the Securities pursuant to the requirements of Section 803 or 1014 or otherwise; or

            (g) to qualify, or maintain the qualification of, this Indenture under the Trust Indenture Act; or

            (h) to add a Subsidiary Guarantor pursuant to Section 1308 hereof.

            Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, Security or Subsidiary Guarantee, and upon receipt by the Trustee of the documents described in Section 602 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture or Subsidiary Guarantee authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture or Subsidiary Guarantee that affects its own rights, duties or immunities under this Indenture or otherwise.

            SECTION 902. With Consent of Holders.

            With the consent of the Holders of not less than a majority in aggregate Outstanding principal amount of the Securities, by Act of said Holders delivered to the Company, any affected Guarantor and the Trustee, the Company and the Guarantor, each when authorized by a Board Resolution, and the Trustee may amend or supplement in any manner this Indenture or any Guarantee modify in any manner the rights of the Holders under this Indenture or any Guarantee; provided, however, that no such supplement, amendment or modification may, without the consent of the Holder of each Outstanding Security affected thereby:

            (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

            (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under this Indenture, or

            (c) modify any of the provisions of this Section or Sections 513 and 1019, except to increase the percentage of Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

            (d) release any Subsidiary Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture other than in accordance with the terms of this Indenture.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            SECTION 903. Execution of Supplemental Indentures.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company subject to the customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise.

            SECTION 904. Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            SECTION 905. Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

            SECTION 906. Reference in Securities to Supplemental Indentures.

            Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

            SECTION 907. Notice of Supplemental Indentures.

            Promptly after the execution by the Company, any affected Guarantor and the Trustee of any supplemental indenture or Guarantee pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture or Guarantee.

                                   ARTICLE TEN

                                    COVENANTS

            SECTION 1001. Payment of Principal, Premium, if any, and Interest.

            The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

            SECTION 1002. Maintenance of Office or Agency.

            The Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office located at 114 West 47th Street, New York, NY 10036 of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            SECTION 1003. Money for Security Payments to Be Held in Trust.

            If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

            Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

            The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

            (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the

Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            SECTION 1004. Corporate Existence.

            Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

            SECTION 1005. Payment of Taxes and Other Claims.

            The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

            SECTION 1006. Maintenance of Properties.

            The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

            SECTION 1007. Insurance.

            The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

            SECTION 1008. Statement by Officers As to Default.

            (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Company and the Guarantors with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

            (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $2,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an officers certificate specifying such event, notice or other action within five Business Days of its occurrence.

            SECTION 1009. Provision of Reports and Financial Statements.

            The Company shall be required to file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company shall also be required (a) to file with the Trustee, and provide to each holder of Securities, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder of Securities promptly upon written request.

            SECTION 1010. Limitation on Indebtedness.

            The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including Acquired Indebtedness and the issuance of Disqualified Stock), except that the Company or any Subsidiary Guarantor may incur Indebtedness if, at the time of such event, the Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been equal to at least 2.0 to 1.0 through January 15, 1999 and 2.25 to 1.0 thereafter.

            In making the foregoing calculation for any four-quarter period which includes the Closing Date, pro forma effect will be given to the Offering and the Acquisition, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) the amount of Indebtedness under a revolving credit facility will be computed based on the average daily balance of such Indebtedness during such four-quarter period, (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of any Indebtedness that bears interest at a floating rate will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months).

            Notwithstanding the foregoing, the Company may, and may permit its Restricted Subsidiaries to, incur the following Indebtedness ("Permitted Indebtedness"):

            (i) Indebtedness of the Company under the Bank Credit Agreement or one or more other credit facilities (and the incurrence by any Restricted Subsidiary of guarantees thereof) in an aggregate principal amount at any one time outstanding not

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                                       66


      to exceed $30,000,000, less any amounts applied to the permanent reduction of such credit facilities pursuant to Section 1013, plus an amount equal to the excess, if any, at the time of incurrence of such Indebtedness of
      (A) 85% of the net book value of accounts receivable of the Company and its Restricted Subsidiaries and 60% of the net book value of inventories of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, over (B) $20,000,000;

            (ii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Closing Date and listed on Schedule I hereto (other than Indebtedness described under clause (i) above);

            (iii) Indebtedness owed by the Company to any Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or any other Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Restricted Subsidiary);

            (iv) Indebtedness represented by the Securities and the Subsidiary Guarantees;

            (v) Indebtedness of the Company or any Restricted Subsidiary under Hedging Obligations entered into in the ordinary course of business or required by the Bank Credit Agreement or another credit facility referred to in clause (i) above;

            (vi) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

            (vii) Indebtedness of the Company or any Restricted Subsidiary not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding; and

            (viii) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness, other than Indebtedness incurred pursuant to clause (i), (iii), (v), (vi) or (vii) of this definition, including any successive refinancings thereof, so long as (A) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company incurred in

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                                       67


      connection with such refinancing, (B) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Securities at least to the same extent as the Indebtedness being refinanced and (C) such refinancing Indebtedness does not have an Average Life less than the Average Life of the Indebtedness being refinanced and does not have a final scheduled Maturity earlier than the final scheduled Maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Indebtedness being refinanced.

            SECTION 1011. Limitation on Restricted Payments.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

            (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary, other than (i) dividends or distributions payable solely in Qualified Equity Interests, (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

            (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (other than Disqualified Stock) of the Company, CFP Group or any Restricted Subsidiary, or any options, warrants or other rights to acquire such shares of Capital Stock (other than any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

            (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or Maturity, any Subordinated Indebtedness (other than the repayment of the Bridge Securities on the Closing Date); and

            (d) make any Investment (other than a Permitted Investment) in any Person (such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

            (i) no Default or Event of Default has occurred and is continuing;

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                                       68


            (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 1010; and

            (iii) the aggregate amount of all Restricted Payments made after the Closing Date does not exceed the sum of:

                  (A) 50% of the aggregate Consolidated Adjusted Net Income of the Company during the period (taken as one accounting period) from the first day of the Company's fiscal quarter during which the Closing Date occurs to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income is a loss, minus 100% of such amount), plus

                  (B) the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale (other than to a Restricted Subsidiary) of either (1) Qualified Equity Interests of the Company (excluding proceeds of an Equity Offering the proceeds of which are used to redeem Securities as provided in Section 1101
            (b)) or (2) debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange.

            Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take the following actions, so long as (with respect to clause
(e), (f) or (h) below) no Default or Event of Default has occurred and is continuing or would occur:

            (a) the payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provisions;

            (b) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company;

            (c) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Equity Interests of the Company;

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                                       69


            (d) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Restricted Subsidiary) of, Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (viii) of the definition of Permitted Indebtedness;

            (e) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a change of control in accordance with provisions similar to the provisions of Section 1012; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Securities and has repurchased all Securities validly tendered for payment in connection with such Change of Control Offer;

            (f) the payment of cash dividends by the Company to CFP Group in an amount equal to the aggregate cash consideration paid by CFP Group for the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of CFP Group, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that no such payment of cash dividends shall be made pursuant to this clause (f) prior to the end of the Company's fiscal year ending nearest the second anniversary of the Closing Date and thereafter that the aggregate payment of cash dividends pursuant to this clause (f) does not exceed $1,000,000 in any fiscal year;

            (g) the payment on or promptly after the Closing Date of the Distribution; and

            (h) the payment of Management Fees to First Atlantic.

The actions described in clauses (b), (c), (e) and (f) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this Section 1011 and the actions described in clauses (a), (d), (g) and (h) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be

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                                       70


available for Restricted Payments under clause (iii) of the first paragraph of this Section 1011.

            Notwithstanding the foregoing, the Company may not pay a dividend that constitutes a Restricted Payment prior to the second anniversary of the Closing Date, except for the actions described in clauses (f), (g) and (h) of the immediately preceding paragraph.

            For the purpose of making any calculations under this Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

            If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

            If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

            In computing the Consolidated Adjusted Net Income of the Company under the foregoing clause (iii)(A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of

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                                       71


determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

            SECTION 1012. Purchase of Securities upon a Change of Control.

            If a Change of Control occurs at any time, then each Holder of Securities will have the right to require that the Company purchase such Holder's Securities, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Indenture.

            Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Securities by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act;
(ii) that any Security not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; (iv) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the purchase date (the "Change of Control Payment Date"); (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; (vi) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (vii) the instructions that the Holders of Securities must follow in order to tender their Securities; and (viii) the circumstances and relevant facts regarding such Change of Control.

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                                       72


            The Company shall comply with the applicable tender offer rules including Rule-14e under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

            The Company shall not, and shall not permit any Restricted Subsidiary to, create any restriction (other than restrictions existing under Indebtedness as in effect on the Closing Date or in refinancings of such Indebtedness) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

            SECTION 1013. Limitation on Certain Asset Sales.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive) and
(ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents.

            (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale,
(i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Bank Credit Agreement or to the repayment of other senior Indebtedness of the Company or a Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Closing Date. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds".

            (c) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, within 30 days thereafter, make an offer to purchase from all Holders of Securities, on a pro rata basis, in accordance with the procedures set forth in paragraph (d) below, the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date such offer to purchase is consummated (the "Asset Sale Offer"). To the extent that the aggregate principal amount

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                                       73


of Securities tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Securities validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Securities to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

            (d) Within the time period described in (c) above for making an Asset Sale Offer, the Company shall mail a notice to each Holder in the manner provided in Section 106 stating: (1) that the Asset Sale Offer is being made pursuant to the provisions of Section 1013 of this Indenture and that all Securities duly and timely tendered shall be accepted for payment (except, as provided above, if the aggregate principal amount as the case may be, of the Securities surrendered exceeds the amount of Excess Proceeds); (2) the purchase price (the "Asset Sale Purchase Price") and the purchase date (the "Asset Sale Payment Date"), which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; (3) that any Securities not tendered shall continue to accrue interest; (4) that, unless the Company defaults in the payment of the Asset Sale Purchase Price, all Securities accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date; (5) that Holders electing to have any Securities purchased pursuant to an Asset Sale Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Payment Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; (7) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (8) the instructions that the Holders of Securities must follow in order to tender their Securities; and (9) the circumstances and relevant facts regarding such Asset Sale.

            SECTION 1014. Limitation on Transactions with Affiliates.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company unless (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (b) the Company delivers to the Trustee (i) with respect to any transaction or series of transactions entered into after the Closing Date involving aggregate payments in

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                                       74


excess of $1,000,000, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such transaction or transactions complies with clause (a) above and that such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company and (ii) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $5,000,000, a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view issued by an investment banking, accounting or appraisal firm of national standing.

            The foregoing covenant shall not restrict

            (A) transactions among the Company and/or its Restricted
      Subsidiaries;

            (B) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary; and

            (C) transactions permitted by the provisions of Section 1011.

            SECTION 1015. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

            (i) any agreement in effect on the Closing Date;

            (ii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary;

            (iii) the refinancing or successive refinancing of Indebtedness incurred under the agreements in effect on the Closing Date, so long as such encumbrances or restrictions are no less favorable to the Company or any Restricted Subsidiary than those contained in such original agreement; or

            (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired.

            SECTION 1016. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

            The Company (a) shall not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a wholly-owned Restricted Subsidiary) and (b) shall not permit any Person (other than the Company or a wholly-owned Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prohibit (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries in compliance with the other provisions of this Indenture, (ii) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law or (iii) the ownership by any Person of Capital Stock of a Restricted Subsidiary issued prior to the time such entity became a Restricted Subsidiary provided that such Capital Stock was not issued in anticipation of such transaction.

            SECTION 1017. Limitation on Liens.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on or with respect to any of its property or assets, including any shares of stock or debt of any Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (a) in the case of any Lien securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Securities are equally and ratably secured with the obligation or liability secured by such Lien.

            Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, incur the following Liens ("Permitted Liens"):

            (i) Liens (other than Liens securing Indebtedness under the Bank Credit Agreement) existing as of the Closing Date;

            (ii) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness under the Bank Credit Agreement or one or more

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                                       76


      other credit facilities in a principal amount not to exceed the principal amount of the outstanding Indebtedness permitted by clause (i) of the definition of "Permitted Indebtedness" in Section 1010;

            (iii) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any wholly-owned Restricted Subsidiary;

            (iv) Liens securing the Securities;

            (v) any interest or title of a lessor under any Capitalized Lease Obligation or Sale and Leaseback Transaction that was not entered into in violation of Section 1010;

            (vi) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired in connection with the incurrence of such Acquired Indebtedness;

            (vii) Liens securing Hedging Obligations permitted to be incurred pursuant to clause (v) of the definition of "Permitted Indebtedness" in
      Section 1010;

            (viii) Liens arising from purchase money mortgages and purchase money security interests incurred in the ordinary course of the business of the Company; provided that (A) the related Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired, (B) the Lien securing such Indebtedness is created within 60 days of such acquisition and (C) the related Indebtedness was not incurred in violation of Section 1010;

            (ix) statutory Liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and, if required by GAAP, a reserve or other appropriate provision has been made therefor;

            (x) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and, if required by GAAP, a reserve or other appropriate provision has been made therefor;

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                                       77


            (xi) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

            (xii) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

            (xiii) Liens arising by reason of any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired; and

            (xiv) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xiii); provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

            SECTION 1018. Unrestricted Subsidiaries.

            (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 1011, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, the Company may not designate Custom Foods or Quality Foods as an Unrestricted Subsidiary and may not sell, transfer or otherwise dispose of any properties or

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assets of Custom Foods or Quality Foods to an Unrestricted Subsidiary, other than in the ordinary course of business.

            (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section 1010 and (ii) no Default or Event of Default will have occurred and be continuing following such designation.

            SECTION 1019. Waiver of Certain Covenants.

            The Company or any Subsidiary may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Sections 1007 through 1018, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

            SECTION 1101. Right of Redemption.

            (a) The Securities may be redeemed at the option of the Company, as a whole or from time to time in part, at any time on or after January 15, 2001, subject to the conditions and at the Redemption Prices specified in the form of Security, together with accrued interest to the Redemption Date.

            (b) In addition, at any time or from time to time prior to January 15, 2000, the Company may redeem up to $40,000,000 aggregate principal amount of the Securities within 90 days of a Equity Offering with the net proceeds of such offering at a redemption price equal to 110% of the principal amount thereof, plus accrued interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date); provided that, immediately after giving effect to such redemption, at least $75,000,000 aggregate principal amount of the Securities remains outstanding.

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            SECTION 1102. Applicability of Article.

            Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

            SECTION 1103. Election to Redeem; Notice to Trustee.

            The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

            SECTION 1104. Selection by Trustee of Securities to Be Redeemed.

            If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

            The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

            SECTION 1105. Notice of Redemption.

            Notice of redemption shall be given in the manner provided for in
Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

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                                       80


            (1) the Redemption Date,

            (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

            (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

            (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

            (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
      1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

            (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

            (7) the CUSIP number.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

            SECTION 1106. Deposit of Redemption Price.

            Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

            SECTION 1107.  Securities Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from

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                                       81


and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

            SECTION 1108. Securities Redeemed in Part.

            Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 1201. Company Option to Effect Defeasance or Covenant Defeasance.

            The Company may, at its option by Board Resolution at any time, with respect to the Securities, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

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                                       82


            SECTION 1202. Defeasance and Discharge.

            Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and the Guarantors shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 308, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and
(D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Securities.

            SECTION 1203. Covenant Defeasance.

            Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company and any Guarantor shall be released from its obligations under any covenant contained in Section 801 and Section 803 and in Sections 1007 through 1018 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

            SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of either
Section 1202 or Section 1203 to the Outstanding Securities:

            (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations (as defined herein) that through the scheduled payment of principal and interest thereon will provide money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity (or upon Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or
      (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

            (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (8) and (9) of Section 501 hereof are concerned, at any time during the period ending on

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                                       84


      the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

            (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound.

            (4) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since January 23, 1997, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

            (6) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

            (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203, as the case may be, have been complied with.

            SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

            Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and

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                                       85


premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

            Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

            SECTION 1206. Reinstatement.

            If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1205; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN

                                   GUARANTEES

            SECTION 1301. Guarantees.

            Each Subsidiary Guarantor and the Parent Guarantor (hereinafter collectively referred to as the Guarantors) hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Securities and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium,

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                                       86


if any) and interest on the Securities will be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, with respect to the Subsidiary Guarantors, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1304 hereof.

            Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor will not be discharged as to any Security except by complete performance of the obligations contained in such Security and such Guarantee. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Security, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

            If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official

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                                       87


acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

            SECTION 1302. Severability.

            In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 1303. Seniority of Guarantees.

            The obligations of each Guarantor to the Holders of Securities and to the Trustee pursuant to such Guarantor's Guarantee and this Indenture are senior unsecured obligations of such Guarantor.

            SECTION 1304. Limitation of Subsidiary Guarantors' Liability.

            Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or, with respect to the Subsidiary Guarantors, pursuant to Section 1305 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting such fraudulent transfer or conveyance.

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                                       88


            SECTION 1305. Contribution.

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee of such Guarantor. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and
(y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

            SECTION 1306. Release of a Subsidiary Guarantor.

            (a) Upon the sale, transfer or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not an Affiliate of the Company in compliance with this Section 1306 and Section 1013, or in the event all or substantially all of the assets of a Subsidiary Guarantor are sold, transferred or otherwise disposed of, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Company in compliance with this Section 1306 and Section 1013 hereof, then such Subsidiary Guarantor (or Person acquiring such assets in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released from and discharged from all of its obligations under this Article Thirteen and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder; provided that, in the event such transaction constitutes an Asset Sale, the Net Proceeds of such sale, transfer or other disposition are applied in accordance with Section 1013 hereof.

            (b) Any Subsidiary Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture may, at such time, at the option of the Board of Directors, be released and relieved of its obligations under its Subsidiary Guarantee. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 1306. Any Subsidiary

Guarantor not so released shall remain liable for the full amount of principal of and interest on the Securities as provided in its Subsidiary Guarantee.

            (c) Concurrently with the defeasance of the Securities under Section 1202 hereof, or the covenant defeasance of the Securities under Section 1203 hereof, the Subsidiary Guarantors shall be released from all their obligations under their Subsidiary Guarantees under this Article Thirteen.

            SECTION 1307. Benefits Acknowledged.

            Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

            SECTION 1308. Additional Subsidiary Guarantors.

            The Company will cause each Person that becomes a Subsidiary after the date of this Indenture to become a Subsidiary Guarantor with respect to the Indenture Obligations by executing and delivering a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Subsidiary under this Article Thirteen (or under a separate guarantee agreement consistent in all material respects with this Article Thirteen). The Company shall deliver to the Trustee, together with the supplemental indenture referred to above, an Opinion of Counsel that such Subsidiary Guarantee is a legal, valid, binding and enforceable obligation of such Subsidiary Guarantor, subject to customary local law exceptions and customary exceptions for bankruptcy and equitable principles.

            SECTION 1309. Covenant of Parent Guarantor

            The Parent Guarantor covenants and agrees that, so long as any part of the Indenture Obligations shall remain unpaid or any of the Securities shall be outstanding, the Parent Guarantor will not enter into or conduct any business, or engage in any activity other than:

            (i) the holding of the Capital Stock of the Company; and

            (ii) the performance of its Indenture Obligations or the guaranteeing of Indebtedness of the Company or any of its Subsidiaries.

            This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                CFP HOLDINGS, INC.


                                By________________________________________
                                  Name:
                                  Title:


                                CFP GROUP, INC.


                                By________________________________________
                                  Name:
                                  Title:


                                CUSTOM FOOD PRODUCTS, INC.


                                By________________________________________
                                  Name:
                                  Title:


                                QF ACQUISITION CORP.


                                By________________________________________
                                  Name:
                                  Title:


                                UNITED STATES TRUST
                                COMPANY OF NEW YORK


                                By________________________________________
                                  Name:
                                  Title:

                      SCHEDULE I - Outstanding Indebtedness

Loan Agreement dated as of December 1, 1995, between the Pennsylvania Economic Development Financing Authority and Quality Foods, L.P. For the issuance of Taxable Development Revenue Bonds in the amount of $4,300,000.

Loans in the aggregate principal amount of $1,750,000 to be made to QF Acquisition Corp. pursuant to commitment letter issued by the Pennsylvania Industrial Development Authority.

Note dated as of March 21, 1995, issued by Quality Foods, L.P. to the Commonwealth of Pennsylvania, Pennsylvania Machinery and Equipment Loan Fund
(MELF), in the principal amount of $500,000.

Mortgage note dated as of May 25, 1995, issued by Quality Foods, L.P. to PIDC/PESP Local Development Corporation in the principal amount of $1,750,000.

Promissory Note dated as of September 30, 1994, issued by Custom Food Products, Inc. ("Custom Foods") to CFP Associates in the principal sum of $200,000, offset by mirror loan receivable.

Lease Agreement between CFP Associates, a Kentucky partnership and Custom Foods for premises in Owingsville, Kentucky dated September 30, 1994, as amended by the Letter Agreement dated of even date therewith. Total amount $4,200,000. Principal still outstanding is $3,980,771; interest rate of 16.04%. Maturity date is April 2020.

First Amendment to the Lease Agreement dated as of July 11, 1996 between CFP Associates and Custom Foods. Principal still outstanding is $1,497,792; interest rate of 11.84%.
Maturity date is July 2021.

Second Amendment to the Lease Agreement dated as of December 31, 1996 between CFP Associates and Custom Foods.

Equipment Lease Agreement dated as of January 23, 1990, between Liquid Carbonic Industries Corporation and Center of the Plate Foods, Inc. Principal still owed is $6,048; interest rate of 3.90%. Maturity date is April 1997.

Equipment Lease Agreement dated as of June 10, 1992, between Liquid Carbonic Industries Corporation and Center of the Plate Foods, Inc. Principal still owed is $50,356; interest rate of 9.67%. Maturity date is September 1997.

Master Equipment Lease dated as of December 7, 1995, between The CIT Group/Equipment Financing, Inc. ("CIT") and Custom Foods. Principal still owed is $779,960; interest rate is 8.35%. Maturity date is December 1999.

Guaranty Agreement guaranteeing the obligation of Custom Foods under the Master Equipment Lease dated as of December 7, 1995, between CFP Holdings, Inc. and CIT.

Guaranty and Suretyship Agreement guaranteeing the obligation of Custom Foods under the Lease Agreement dated as of September 30, 1994, between CFP Holdings, Inc. and CFP Associates, as amended by Letter Agreement dated as of September 30, 1994 (the "Lease Agreement").

First Amendment to the Guaranty and Suretyship Agreement guaranteeing the obligation of Custom Foods under the Lease Agreement together with and as modified by the First Amendment to the Lease Agreement (the "First Amendment") dated as of July 11, 1996, between CFP Holdings, Inc. and CFP Associates.

Second Amendment to the Guaranty and Suretyship Agreement guaranteeing the obligation of Custom Foods under the Lease Agreement together with and as modified by the First and Second Amendment to the Lease Agreement (the "Second Amendment") dated as of December 31, 1996, between CFP Holdings, Inc. and CFP Associates.

Guaranty and Suretyship Agreement guaranteeing the obligation of Custom Foods under the Lease Agreement together with and as modified by the First Amendment and the Second Amendment dated as of December 31, 1996, between CFP Group, Inc. and CFP Associates.

Stockholders' Agreement dated as of December 31, 1996, among CFP Group, Inc. and the "Stockholders" of the Corporation identified on Annex I

Employment Agreement dated as of December 31, 1996, between CFP Holdings, Inc. and Robert Gioia

Employment Agreement dated as of December 31, 1996, between CFP Holdings, Inc. and David Cohen

Employment Agreement dated as of December 31, 1996, between CFP Holdings, Inc. and Richard W. Griffith

                                                                     Exhibit A

                              [FACE OF SECURITY]

                              CFP HOLDINGS, INC.


             11 5/8% [Series B]** Senior Guaranteed Note Due 2004


                                                CUSIP _________

No. _______                         $_________________

            CFP HOLDINGS, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of ____________________________________ ($___________), on January
15, 2004.

           [Initial Interest Rate:        11 5/8% per annum.]*
           [Interest Rate:                11 5/8% per annum.]**
           Interest Payment Dates:        January 15 and July 15 of each year
                                          commencing July 15, 1997.

           Regular Record Dates:          June 30 and December 31 of each year.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date: ______________                      CFP HOLDINGS, INC.


                                          By: __________________________
                                          Title:
--------
*    Include only for Initial Securities.
**   Include only for Exchange Securities.

              (Form of Trustee's Certificate of Authentication)




This is one of the 11 5/8% [Series B]* Senior Guaranteed Notes Due 2004 described in the within-mentioned Indenture.


                                          UNITED STATES TRUST
                                          COMPANY OF NEW YORK, as Trustee


                                          By: _____________________________
                                              Authorized Signatory



--------
*     Include only for Exchange Securities.

                           [REVERSE SIDE OF SECURITY]

                               CFP HOLDINGS, INC.

              11 5/8% [Series B]** Senior Guaranteed Note Due 2004

1. Principal and Interest.

            The Company will pay the principal of this Security on January 15, 2004.

            The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate of [11 5/8% per annum (subject to adjustment as provided below)]* [11 5/8% per annum, except that interest accrued on this Security pursuant to the penultimate paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Securities from time to time during such periods].**

            Interest will be payable semiannually (to the holders of record of the Securities (or any predecessor Securities) at the close of business on the June 30 or December 31 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing July 15, 1997.

            [The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated January 28, 1997, among the Company, the Guarantors and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 90th calendar day following the date of original issue of the Securities or (b) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective on or prior to the 180th calendar day following the date of original issue of the Securities, the interest rate borne by this Security shall be increased by 0.25% per annum following the first 30 days following the 90-day period referred to in clause
(a) above or the first 90 days following the 180-day period referred to in

--------
*     Include only for Initial Securities.
**    Include only for Exchange Securities.

clause (b) above. Such interest will be increased by an additional 0.25% per annum at the beginning of each subsequent 30-day period in the case of clause
(a) above or 90-day period in the case of clause (b) above; provided, however, that in no event will the interest rate borne by the Securities be increased by more than 1.50% per annum. Upon the filing of the Exchange Offer Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the interest rate borne by this Security from the date of such filing, consummation or effectiveness, as the case may be, will be reduced to the original interest rate set forth above; provided, however, that, if after such reduction in interest rate, a different event specified in clause (a) or (b) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]*

            Interest on this Security will accrue from the most recent date to which interest has been paid [on this Security or the Security surrendered in exchange herefor]** or, if no interest has been paid, from January 28, 1997; provided that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Securities.


2. Method of Payment.

            The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each January 15 and July 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the June 30 and December 31 immediately preceding the Interest Payment Date), in each case, even if the Security is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to any Paying Agent on or after January 15, 2004.

            The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. [Payment of the principal of (and premium, if any) and interest on the Securities will be made at the office or agency of the Company maintained for that purpose in The City of

--------
*     Include only for Initial Securities.
**    Include only for Exchange Securities

New York (which shall be the Corporate Trust Office of the Trustee, unless the Company shall designate and maintain some other office or agency for such purpose), or at such other office or agency of the Company as may be maintained for such purpose, in lawful money of the United States of America, or payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided, however, that all payments to Holders who have given wire transfer instructions to the Company will be made by wire transfer of immediately available funds to the accounts specified by such Holder.]*** [All payments will be made by wire transfer of immediately available funds to the accounts specified by the Holder.]**** If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Registrar.

            Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4. Indenture; Limitations.

            The Company issued the Securities under an Indenture dated as of January 28, 1997 (the "Indenture"), among the Company, CFP Group, Inc., a corporation organized under the laws of the State of Delaware ("CFP Group" or "Parent Guarantor" which term will include all successor parent guarantors under the Indenture), Custom Food Products, Inc., a corporation organized under the laws of the State of California ("Custom Foods"), QF Acquisition Corp., a corporation organized under the laws of the State of Delaware ("Quality Foods", and together with Custom Foods, the "Subsidiary Guarantors", which term will include all successor subsidiary guarantors under the Indenture) and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent

--------
***     Include for Physical Securities only.
****    Include for U.S. Global Security only.

permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

            The Securities are general unsecured obligations of the Company. The Indenture limits the aggregate principal amount of the Securities to $115,000,000.

5. Redemption.

            Optional Redemption. The Securities may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after January 15, 2001, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning January 15 of each of the years set forth below:

                                                   Redemption
           Year                                      Price
           ----                                    ----------

           2001....................................105.813%
           2002 ...................................102.906%

and thereafter at 100% of the principal amount, together with accrued interest, if any, to the redemption date.

            In addition to the optional redemption of the Securities in accordance with the provisions of the preceding paragraph, at any time or from time to time prior to January 15, 2000, the Company may redeem up to $40,000,000 aggregate principal amount of the Securities, within 90 days of an Equity Offering by CFP Group with the net proceeds of such offering (that have been invested in the equity of the Company), at 110% of the principal amount thereof, together with accrued interest, if any, to the Redemption Date (subject to the right of holders of record on relevant record dates to receive interest due on an Interest Payment Date); provided, however, that at least $75,000,000 of the original aggregate principal amount of the Securities remains outstanding thereafter.

            Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

6. Repurchase upon a Change in Control and Asset Sales.

            (a) Upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all outstanding Securities at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Securities with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7. Denominations; Transfer; Exchange.

            The Securities are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.

8. Persons Deemed Owners.

            A Holder may be treated as the owner of a Security for all purposes.

9. Unclaimed Money.

            If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge Prior to Redemption or Maturity.

            If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities (a) to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

12. Restrictive Covenants.

            The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) certain Asset Sales; (iv) transactions with Affiliates; (v) dividends and other payment restrictions affecting Restricted Subsidiaries; (vi) issuances and sale of Capital Stock of Restricted Subsidiaries; (vii) designation of Unrestricted Subsidiaries; (viii) Liens; and
(ix) merger and certain transfers of assets. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13. Successor Persons.

            When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

14. Remedies for Events of Default.

            If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Securities then outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

15 Guarantees.

            The Company's obligations under the Securities are fully and irrevocably guaranteed, jointly and severally, by each of the Subsidiary Guarantors and the Parent Guarantor.

16. Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

17. Authentication.

            This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

18. Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to CFP Holdings, Inc., 1117 West Olympic Boulevard, P.O. Box 1027, Montebello, California 90640,
Attention: Chief Financial Officer.

                            [FORM OF TRANSFER NOTICE]

            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


(Please print or typewrite name and address including zip code of assignee)


the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                  CERTIFICATES]

            In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or January 28, 2000 the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[  ]    (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[  ]    (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.


Date: ____________________                _________________________

                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within-mentioned instrument in every
                                          particular, without alteration or any
                                          change whatsoever.


Signature Guarantee:


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
                                         NOTICE:  To be executed by an executive
                                                  officer

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Security purchased by the Company pursuant to Section 1012 or Section 1013 of the Indenture, check the Box: [ ].

            If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or Section 1013 of the Indenture, state the amount (in original principal amount) below:


                            $_____________________.


Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:

                                                                     Exhibit B

                               Form of Certificate
                              to Be Delivered upon
                        Termination of Restricted Period

                                                    On or after March 10, 1997


CFP Holdings, Inc.
1117 West Olympic Boulevard
P.O. Box 1027
Montebello, California  90640
c/o
United States Trust Company
of New York
114 West 47th Street
New York, NY  10036
Attention:  Corporate Trust Division


              Re: CFP Holdings, Inc. (the "Company") 11 5/8% Senior
                  Guaranteed Notes Due 2004 (the "Notes")


Ladies and Gentlemen:

            This letter relates to $________ principal amount of Notes represented by the temporary global note certificate (the "Temporary Certificate"). Pursuant to Section 201 of the Indenture dated as of January 28, 1997 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Temporary Certificate and (2) we are a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Certificated Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Certificate, all in the manner provided by the Indenture.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,

                                [Name of Holder]

                                By:__________________________________
                                   Authorized Signature

                                                                     Exhibit C


                          Form of Certificate to Be
                         Delivered in Connection with
           Transfers to Non-QIB Institutional Accredited Investors



                              ___________________, ____


CFP Holdings, Inc.
1117 West Olympic Boulevard
P.O. Box 1027
Montebello, California  90640
c/o
United States Trust Company
of New York
114 West 47th Street
New York, NY  10036
Attention:  Corporate Trust Division

            Re: CFP Holdings, Inc. (the "Company") 11 5/8% Senior Guaranteed Notes Due 2004 (the "Notes")



Ladies and Gentlemen:

            In connection with our proposed purchase of $____________ aggregate principal amount of the Notes:

            1.    We hereby confirm that:

                  (i) we are an "accredited investor" within the meaning of Rule
            501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

                  (ii) any purchase of the Notes by us will be for our own
            account or for the account of one or more other Institutional Accredited Investors;

                  (iii) in the event that we purchase any of the Notes, we will acquire Notes having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

                  (v) we are not acquiring the Notes with a view to any
            distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdictions, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control;

                  (vi) we have had access to such financial and other
            information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

            2. We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company as applicable, that the foregoing restrictions on transfer have been complied with. We further understand that the Notes will be in the form of definitive physical certificates and that any such certificates will bear a legend reflecting the substance of this paragraph.

            3. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    By:
                                             (NAME OF PURCHASER)


                                    Date:



            Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:


Name:

Address:

Taxpayer ID Number:

                                                                     Exhibit D


                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S



                                          _________________, ___


CFP Holdings, Inc.
1117 West Olympic Boulevard
P.O. Box 1027
Montebello, California  90640
c/o
United States Trust Company
of New York
114 West 47th Street
New York, NY  10036
Attention:  Corporate Trust Division

            Re: CFP Holdings, Inc. (the "Company") 11 5/8% Senior Guaranteed Notes Due 2004 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

            In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,

                                [Name of Transferor]


                                By:
                                   Authorized Signature

                               CFP HOLDINGS, INC.,

                                     Issuer,

                                CFP GROUP, INC.,

                           CUSTOM FOOD PRODUCTS, INC.

                                       and

                              QF ACQUISITION CORP.,

                                   Guarantors

                                       and


                                  UNITED STATES
                            TRUST COMPANY OF NEW YORK

                                     Trustee

                              --------------------

                                    Indenture

                          Dated as of January 28, 1997

                              ---------------------


                                  $115,000,000

                    11 5/8% Senior Guaranteed Notes Due 2004

                11 5/8% Series B Senior Guaranteed Notes Due 2004


================================================================================

                               CFP HOLDINGS, INC.


               Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of January 28, 1997

Trust Indenture
  Act Section                                                Indenture Section


ss. 310(a)(1)    ..........................................  607
     (a)(2)      ..........................................  607
     (b)         ..........................................  608
ss. 312(c)       ..........................................  701
ss. 314(a)       ..........................................  703
     (a)(4)      ..........................................  1008(a)
     (c)(1)      ..........................................  102
     (c)(2)      ..........................................  102
     (e)         ..........................................  102
ss. 315(b)       ..........................................  601
ss. 316(a)(last
     sentence)   ..........................................  101 ("Outstanding")
     (a)(1)(A)   ..........................................  502, 512
     (a)(1)(B)   ..........................................  513
     (b)         ..........................................  508
     (c)         ..........................................  105(d)
ss. 317(a)(1)    ..........................................  503
     (a)(2)      ..........................................  504
     (b)         ..........................................  1003
ss. 318(a)       ..........................................  111

                                TABLE OF CONTENTS


                                                                            Page

PARTIES......................................................................  1
RECITALS OF THE COMPANY......................................................  1

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions....................................................  2
                  Acquired Indebtedness......................................  2
                  Acquisition................................................  2
                  Act........................................................  3
                  Affiliate..................................................  3
                  Asset Sale.................................................  3
                  Average Life...............................................  3
                  Bank Credit Agreement......................................  4
                  Banks......................................................  4
                  Board of Directors.........................................  4
                  Board Resolution...........................................  4
                  Bridge Securities..........................................  4
                  Business Day...............................................  4
                  Capital Stock..............................................  4
                  Capitalized Lease Obligation...............................  4
                  Cash Equivalents...........................................  4
                  CFP Group..................................................  5
                  Change in Control..........................................  5
                  Closing Date...............................................  6
                  Commission.................................................  6
                  Common Stock...............................................  6
                  Company....................................................  6
                  Company Request or Company Order...........................  6
                  Consolidated Adjusted Net Income...........................  6
                  Consolidated EBITDA........................................  7
                  Corporate Trust Office.....................................  7
                  corporation................................................  7

--------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                            Page

                  Custom Foods...............................................  7
                  Default....................................................  7
                  Defaulted Interest.........................................  7
                  Depositary.................................................  7
                  Disinterested Directors....................................  7
                  Disqualified Stock.........................................  8
                  Distribution...............................................  8
                  Equity Offering............................................  8
                  Event of Default...........................................  8
                  Exchange Act...............................................  8
                  Exchange Offer.............................................  8
                  Exchange Offer Registration Statement......................  8
                  Exchange Securities........................................  8
                  Fair Market Value..........................................  8
                  Federal Bankruptcy Code....................................  9
                  First Atlantic.............................................  9
                  Fixed Charge Coverage Ratio................................  9
                  Fixed Charges..............................................  9
                  Generally Accepted Accounting Principles or GAAP...........  9
                  Guarantees.................................................  9
                  Guarantors.................................................  9
                  Hedging Obligations........................................  9
                  Holder.....................................................  9
                  Indebtedness...............................................  9
                  Indenture.................................................. 10
                  Indenture Obligations...................................... 10
                  Initial Public Offering.................................... 10
                  Initial Securities......................................... 10
                  Interest Payment Date...................................... 10
                  Investment................................................. 11
                  Lien....................................................... 11
                  Management Fees............................................ 11
                  Maturity................................................... 11
                  Moody's.................................................... 11
                  Net Cash Proceeds.......................................... 11
                  Non-U.S. Person............................................ 12
                  Offering................................................... 12
                  Officers' Certificate...................................... 12
                  Opinion of Counsel......................................... 12
                  Outstanding................................................ 12

                                                                            Page

                  Parent Guarantee........................................... 13
                  Parent Guarantor........................................... 13
                  Paying Agent............................................... 13
                  Permitted Investments...................................... 13
                  Person..................................................... 14
                  Predecessor Security....................................... 14
                  Preferred Stock............................................ 14
                  Qualified Equity Interest.................................. 14
                  QIB........................................................ 14
                  Qualified Stock............................................ 15
                  Quality Foods.............................................. 15
                  Redemption Date............................................ 15
                  Redemption Price........................................... 15
                  Registrar.................................................. 15
                  Registration Rights Agreement.............................. 15
                  Registration Statement..................................... 15
                  Regular Record Date........................................ 15
                  Regulation S............................................... 15
                  Restricted Subsidiary...................................... 15
                  Rule 144A.................................................. 15
                  Sale and Leaseback Transaction............................. 15
                  Securities................................................. 15
                  Securities Act............................................. 16
                  Security Register and Security Registrar................... 16
                  Shelf Registration Statement............................... 16
                  Significant Subsidiary..................................... 16
                  S&P........................................................ 16
                  Special Record Date........................................ 16
                  Stated Maturity............................................ 16
                  Subordinated Indebtedness.................................. 16
                  Subsidiary................................................. 16
                  Subsidiary Guarantee....................................... 17
                  Subsidiary Guarantors...................................... 17
                  Trust Indenture Act or TIA................................. 17
                  Trustee.................................................... 17
                  Unrestricted Subsidiary.................................... 17
                  Voting Stock............................................... 17
SECTION 102.  Compliance Certificates and Opinions........................... 17
SECTION 103.  Form of Documents Delivered to Trustee......................... 18
SECTION 104.  Acts of Holders................................................ 18

                                                                            Page

SECTION 105.  Notices, etc., to Trustee, Company............................. 20
SECTION 106.  Notice to Holders; Waiver...................................... 20
SECTION 107.  Effect of Headings and Table of Contents....................... 21
SECTION 108.  Successors and Assigns......................................... 21
SECTION 109.  Separability Clause............................................ 21
SECTION 110.  Benefits of Indenture.......................................... 21
SECTION 111.  Governing Law.................................................. 22
SECTION 112.  Legal Holidays................................................. 22

                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.  Forms Generally................................................ 22
SECTION 202.  Restrictive Legends............................................ 24

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301.  Title and Terms................................................ 26
SECTION 302.  Denominations.................................................. 26
SECTION 303.  Execution, Authentication, Delivery and Dating................. 27
SECTION 304.  Temporary Securities........................................... 28
SECTION 305.  Registration, Registration of Transfer and Exchange............ 29
SECTION 306.  Book-Entry Provisions for U.S. Global Security................. 30
SECTION 307.  Special Transfer Provisions.................................... 31
SECTION 308.  Mutilated, Destroyed, Lost and Stolen Securities............... 35
SECTION 309.  Payment of Interest; Interest Rights Preserved................. 36
SECTION 310.  Persons Deemed Owners.......................................... 38
SECTION 311.  Cancellation................................................... 38
SECTION 312.  Computation of Interest........................................ 38

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture........................ 38
SECTION 402.  Application of Trust Money..................................... 40

                                                                            Page

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.  Events of Default.............................................. 40
SECTION 502.  Acceleration of Maturity; Rescission and Annulment............. 42
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee 43
SECTION 504.  Trustee May File Proofs of Claim............................... 44
SECTION 505.  Trustee May Enforce Claims Without Possession of Securities.... 45
SECTION 506.  Application of Money Collected................................. 45
SECTION 507.  Limitation on Suits............................................ 46
SECTION 508.  Unconditional Right of Holders to Receive Principal,
                        Premium and Interest................................. 46
SECTION 509.  Restoration of Rights and Remedies............................. 47
SECTION 510.  Rights and Remedies Cumulative................................. 47
SECTION 511.  Delay or Omission Not Waiver................................... 47
SECTION 512.  Control by Holders............................................. 47
SECTION 513.  Waiver of Past Defaults........................................ 48
SECTION 514.  Waiver of Stay or Extension Laws............................... 48

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.  Notice of Defaults............................................. 48
SECTION 602.  Certain Rights of Trustee...................................... 49
SECTION 603.  Trustee Not Responsible for Recitals or Issuance of Securities. 50
SECTION 604.  May Hold Securities............................................ 51
SECTION 605.  Money Held in Trust............................................ 51
SECTION 606.  Compensation and Reimbursement................................. 51
SECTION 607.  Corporate Trustee Required; Eligibility........................ 52
SECTION 608.  Resignation and Removal; Appointment of Successor.............. 52
SECTION 609.  Acceptance of Appointment by Successor......................... 54
SECTION 610.  Merger, Conversion, Consolidation or Succession to Business.... 54

                                                                            Page

                                  ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

SECTION 701.  Disclosure of Names and Addresses of Holders................... 55
SECTION 702.  Reports by Trustee............................................. 55

                                  ARTICLE EIGHT

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, etc., Only on Certain Terms........... 55
SECTION 802.  Successor Substituted.......................................... 57
SECTION 803.  Securities to Be Secured in Certain Events..................... 57

                                  ARTICLE NINE

                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                                 AND GUARANTEES

SECTION 901.  Without Consent of Holders..................................... 57
SECTION 902.  With Consent of Holders........................................ 59
SECTION 903.  Execution of Supplemental Indentures........................... 60
SECTION 904.  Effect of Supplemental Indentures.............................. 60
SECTION 905.  Conformity with Trust Indenture Act............................ 60
SECTION 906.  Reference in Securities to Supplemental Indentures............. 60
SECTION 907.  Notice of Supplemental Indentures.............................. 60

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.  Payment of Principal, Premium, if any, and Interest........... 61
SECTION 1002.  Maintenance of Office or Agency............................... 61
SECTION 1003.  Money for Security Payments to Be Held in Trust............... 61
SECTION 1004.  Corporate Existence........................................... 63
SECTION 1005.  Payment of Taxes and Other Claims............................. 63
SECTION 1006.  Maintenance of Properties..................................... 63

                                                                            Page

SECTION 1007.  Insurance..................................................... 64
SECTION 1008.  Statement by Officers As to Default........................... 64
SECTION 1009.  Provision of Reports and Financial Statements................. 64
SECTION 1010.  Limitation on Indebtedness.................................... 65
SECTION 1011.  Limitation on Restricted Payments............................. 67
SECTION 1012.  Purchase of Securities upon a Change of Control............... 71
SECTION 1013.  Limitation on Certain Asset Sales............................. 72
SECTION 1014.  Limitation on Transactions with Affiliates.................... 73
SECTION 1015.  Limitation on Dividends and Other Payment Restrictions
                        Affecting Restricted Subsidiaries.................... 74
SECTION 1016.  Limitation on Issuances and Sales of Capital Stock of
                        Restricted Subsidiaries.............................. 75
SECTION 1017.  Limitation on Liens........................................... 75
SECTION 1018.  Unrestricted Subsidiaries..................................... 77
SECTION 1019.  Waiver of Certain Covenants................................... 78

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.  Right of Redemption........................................... 78
SECTION 1102.  Applicability of Article...................................... 79
SECTION 1103.  Election to Redeem; Notice to Trustee......................... 79
SECTION 1104.  Selection by Trustee of Securities to Be Redeemed............. 79
SECTION 1105.  Notice of Redemption.......................................... 79
SECTION 1106.  Deposit of Redemption Price................................... 80
SECTION 1107.  Securities Payable on Redemption Date......................... 80
SECTION 1108.  Securities Redeemed in Part................................... 81

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.  Company Option to Effect Defeasance or Covenant Defeasance.... 81
SECTION 1202.  Defeasance and Discharge...................................... 82
SECTION 1203.  Covenant Defeasance........................................... 82
SECTION 1204.  Conditions to Defeasance or Covenant Defeasance............... 83
SECTION 1205.  Deposited Money and U.S. Government Obligations to Be
                        Held in Trust; Other Miscellaneous Provisions........ 84
SECTION 1206.  Reinstatement................................................. 85

                                ARTICLE THIRTEEN
                                   GUARANTEES

                                                                            Page

SECTION 1301.  Guarantees.................................................... 85
SECTION 1302.  Severability.................................................. 87
SECTION 1303.  Seniority of Guarantees....................................... 87
SECTION 1304.  Limitation of Subsidiary Guarantors' Liability................ 87
SECTION 1305.  Contribution.................................................. 88
SECTION 1306.  Release of a Subsidiary Guarantor............................. 88
SECTION 1307.  Benefits Acknowledged......................................... 89
SECTION 1308.  Additional Subsidiary Guarantors.............................. 89
SECTION 1309.  Covenant of Parent Guarantor.................................. 89

TESTIMONIUM.................................................................. 90
SIGNATURES................................................................... 90
SCHEDULE I - Outstanding Indebtedness........................................ 91

                                    EXHIBITS

Exhibit A -Form of Security

Exhibit B - Form of Certificate to Be Delivered upon Termination of Restricted Period

Exhibit C - Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors

Exhibit D - Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S